UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2006

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

On November 13, 2006, the board of directors (the “Board”) of The SCO Group, Inc. (the “Company”) approved the following actions relating to executive officers of the Company.

Stock Option Grants.  The Board approved stock options to purchase shares of the Company’s common stock pursuant to the 2002 Omnibus Equity Incentive Plan to the executive officers named below.  Each of the stock options, as provided in the Executive Officer Stock Option Agreements, dated as of November 13, 2006, between each executive officer and the Company, has an exercise price equal to the fair market value on the date of the grant, and will expire ten years from the date of grant.  The first 25 percent of the option shares vest upon the first anniversary of the date of grant and the remaining option shares vest over the following three years on a monthly basis so long as the executive officers remain in service with the Company.  However, option vesting will accelerate upon a change in control of the Company and upon the declaration by the Board of the payment of a dividend to the common stockholders of the Company.

Executive Officer	Number of Shares Issuable Upon Exercise of Granted Stock Options
Darl C. McBride	100,000
Sandeep Gupta	80,000
Bert B. Young	80,000
Ryan E. Tibbitts	95,000
Chris Sontag	40,000
Jeff Hunsaker	40,000

The SCO Group Sales Compensation Plan for Fiscal Year 2007.  The Board approved The SCO Group Sales Compensation Plan for fiscal year 2007 (the “Sales Plan”), effective as of November 1, 2006.  Pursuant to the Sales Plan, participants will have the opportunity to earn quarterly commissions.

This description of the Sales Plan is subject to, and qualified in its entirety by, The SCO Group Sales Compensation Plan for fiscal year 2007 attached to this Current Report on Form 8-K as Exhibit 99.1.

The SCO Group Employee Incentive Bonus Program for Fiscal Year 2007.  The Board adopted The SCO Group Employee Incentive Bonus Program for fiscal year 2007 (the “Bonus Program”), effective as of November 1, 2006 for all non-sales employees.  Pursuant to the Bonus Program, eligible employees, including the executive officers identified in the table below, other than certain sales employees and employees covered by any other incentive-eligible program, may earn quarterly cash bonuses.

The target bonus for each eligible employee will be comprised of three components: (1) 40% related to revenue, (2) 40% related to operating performance, and (3) 20% related to personal objectives. A bonus under the Bonus Program may be paid for any quarter of fiscal year 2007 if at least one or more of the above components are attained. Personal objectives for Mr. McBride, the Company’s President and Chief Executive Officer, are established by the Compensation Committee, and personal objectives for the other executive officers are established by Mr. McBride.

The potential bonus amounts that may be earned by all executive officers under the Bonus Program and the Sales Plan, if the Company attains revenue and operating performance targets at 150% and the executive officers satisfy all other personal objectives, are as follows:

Name	Potential Annual Bonus for Fiscal Year 2007 at 150% attainment
Darl C. McBride President and Chief Executive Officer	$278,250
Bert B. Young Chief Financial Officer	$102,000
Chris Sontag Senior Vice President	$96,000
Jeff Hunsaker Senior Vice President	$96,000
Sandeep Gupta Chief Technology Officer and GM	$99,000
Ryan E. Tibbitts General Counsel and Corporate Secretary	$96,000
TOTALS	$767,250

This description of the Bonus Program is subject to, and qualified in its entirety by, The SCO Group Employee Incentive Bonus Program for fiscal year 2007 attached to this Current Report on Form 8-K as Exhibit 99.2.

Form Notice of Grant of Executive Stock Options for the 2002 Omnibus Stock Incentive Plan

On November 13, 2006, the Board adopted a Form Notice of Grant of Executive Stock Options (the “Form Grant Agreement”) for The SCO Group, Inc. 2002 Omnibus Stock Incentive Plan (the “Incentive Plan”). The Form Grant Agreement is used to grant to executives a specified number of options that may be exercised at the exercise price specified therein, in accordance with the terms of the Incentive Plan. The Form Grant Agreement also provides for the issuance of either incentive stock options or non-qualified stock options and a specified vesting schedule and expiration date for the stock options.

The terms and conditions of the Form Grant Agreement are filed as Exhibit 99.3 to this Form 8-K

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

99.1	Sales Compensation Plan for fiscal year 2007

99.2	Incentive Bonus Program for fiscal year 2007

99.3	Form Notice of 2002 Executive Stock Option Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006

THE SCO GROUP, INC.

	By:	/s/ Bert B. Young
	Name:	Bert B. Young
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Sales Compensation Plan for fiscal year 2007

99.2	Incentive Bonus Program for fiscal year 2007

99.3	Form Notice of 2002 Executive Stock Option Grant Agreement